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EXHIBIT 4.4

                           NEXTEL COMMUNICATIONS, INC.

                                       and

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE




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                          FIFTH SUPPLEMENTAL INDENTURE

                           Dated as of March 24, 1998


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                                       To

                    The Indenture Dated as of April 25, 1994
                   Between Dial Call Communications, Inc. and
                  The Bank of New York, as Trustee, Relating to
     $541,830,000 Aggregate Principal Amount at Maturity (originally issued)
                  of Senior Redeemable Discount Notes due 2004


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                             SUPPLEMENTAL INDENTURE

     THIS FIFTH SUPPLEMENTAL INDENTURE (the "SUPPLEMENTAL INDENTURE") is made as of the 24th day of March, 1998, between NEXTEL COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "COMPANY"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

     WHEREAS, Dial Call Communications, Inc. and the Trustee heretofore executed and delivered an Indenture, dated as of April 25, 1994, as heretofore amended (the "INDENTURE"); and

     WHEREAS, pursuant to the Indenture, Dial Call Communications, Inc. issued and the Trustee authenticated and delivered $541,830,000 aggregate principal amount at maturity of Senior Redeemable Discount Notes due 2004 (the "SECURITIES"); and

     WHEREAS, The Company has assumed all obligations of Dial Call Communications, Inc. under the Indenture Pursuant to the Third Supplemental Indenture, dated as of January 30, 1996, between the Company and the Trustee; and

     WHEREAS, the Company desires to make certain modifications to the provisions of the Indenture; and

     WHEREAS, Section 902 of the Indenture provides that with the consent of not less than a 66 2/3% in principal amount at Stated Maturity of the Securities at the time Outstanding (the "REQUISITE AMENDMENT CONSENTS"), the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding provisions to, changing or eliminating certain provisions of, the Indenture, subject to certain exceptions specified in Section 902 of the Indenture; and

     WHEREAS, the Company has obtained the Requisite Amendment Consents to amend the Indenture in certain respects (the "PROPOSED AMENDMENTS"); and

     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and

     WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee, an Opinion of Counsel stating that this Supplemental Indenture complies with the requirements of the Indenture;

     NOW, THEREFORE, the Company hereby covenants and agrees with the Trustee for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1
                  AMENDMENTS TO CERTAIN PROVISIONS OF INDENTURE

     SECTION 1.01. AMENDMENT OF CERTAIN SECTIONS OF THE INDENTURE. Subject to
Section 2.01 hereof, the Indenture is hereby amended in the following respects:

          (a) Sections 1008, 1009, 1011, 1012, 1014, and 1016 of the Indenture
     and any references to any of such Sections in any of the provisions of the Indenture are hereby deleted from the Indenture.

          (b) The following text appearing in Section 801 of the Indenture is hereby deleted therefrom:

     ", and (iii) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), could Incur $1.00 of additional Debt (other than Permitted
     Debt) pursuant to Section 1008."

          (c) The following text appearing in Section 801 of the Indenture is hereby deleted therefrom:


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     "Each such Officers' Certificate shall set forth the manner of determination of the ability to Incur Debt in accordance with Clause (iii) of Section 801, upon which the Trustee shall conclusively rely without any investigation whatsoever."

          (d) Any references to clause (iii) of Section 801 of the Indenture in any of the provisions of the Indenture are hereby deleted from the Indenture.

          (e) Section 1010 of the Indenture is hereby amended to read in its entirety as follows:

     "Section 1010. Restricted Subsidiaries.

     The Board of Directors may, at any time, designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Company as a Restricted Subsidiary. The Board of Directors may, at any time, designate any existing Restricted Subsidiary or any Person that is about to become a Subsidiary of the Company as an Unrestricted Subsidiary. Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Unless otherwise designated by the Board of Directors pursuant to this Section 1010, all Subsidiaries of a Restricted Subsidiary shall be deemed to be Restricted Subsidiaries and all Subsidiaries of an Unrestricted Subsidiary shall be deemed to be Unrestricted Subsidiaries."

                                    ARTICLE 2
                                SUNDRY PROVISIONS

     SECTION 2.01. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Section 1.01 hereof will become effective upon the Company's acceptance for payment of validly tendered Securities on the applicable Acceptance Date, as such term is defined in the Offer to Purchase and Consent Solicitation Statement, dated March 3, 1998, as amended, modified or supplemented, that was provided to Holders of Securities in connection with the Company's solicitation of consents by such Holders to the Proposed Amendments.

     SECTION 2.02. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     SECTION 2.03. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     SECTION 2.04. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     SECTION 2.05. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     SECTION 2.06. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.07. TERMS DEFINED IN THE INDENTURE. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.


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     SECTION 2.08. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 2.09. BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

     SECTION 2.10. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 2.11. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

     SECTION 2.12. CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     SECTION 2.13. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

     SECTION 2.14. COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first above written.

                                            NEXTEL COMMUNICATIONS, INC.

                                            BY:      /s/ STEVEN SHINDLER
                                                     ---------------------------

                                            TITLE:   VICE PRESIDENT
                                                     ---------------------------

ATTEST:

/s/ THOMAS J. SIDMAN
---------------------------------

TITLE: VICE PRESIDENT
---------------------------------

                                            THE BANK OF NEW YORK,
                                            AS TRUSTEE

                                            BY:      /s/ MARY BETH A. LEWICKI
                                                     ---------------------------

                                            TITLE:   ASSISTANT VICE PRESIDENT
                                                     ---------------------------

ATTEST:

/s/ M.L. RINKIN
--------------------------------

TITLE: VICE PRESIDENT
--------------------------------


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